UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2024

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On June 17, 2024, Keros Therapeutics, Inc. (the “Company”) issued a press release announcing additional data from its two ongoing Phase 2 clinical trials of elritercept (KER-050), one in patients with very low-, low-, or intermediate-risk myelodysplastic syndromes (“MDS”) and one in patients with myelofibrosis (“MF”), at the 29th Annual Hybrid Congress of the European Hematology Association (“EHA”), held virtually and in person from June 13 through 16, 2024. In addition, the Company presented preclinical data showing that, in an animal model of MF, a research form of elritercept promoted erythropoiesis, mitigated anemia associated with MF, improved anemia associated with ruxolitinib therapy and improved muscle mass and function. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

During a conference call and webcast scheduled to be held at 8:00 a.m. Eastern time on June 17, 2024, the Company’s management will discuss the additional data from its two ongoing Phase 2 clinical trials of elritercept, one in patients with MDS and one in patients with MF, as well as additional updates to the Company's pipeline. A copy of the presentation for the conference call and webcast is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press release dated June 17, 2024.
99.2	Investor Presentation dated June 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: June 17, 2024